Cooperation Agreement between Huizhong Business Consultant (Beijing) Co., Ltd. and China Ruidong Sports Technology Development Limited

The Agreement is signed by the following two parties on March 30, 2016 in Qingdao.

Party A: Huizhong Business Consultant (Beijing) Co., Ltd. (“Huizhong Business”)

Legal representative: ________________

Party B: China Ruidong Sports Technology Development Limited (“China Ruidong”)

Legal representative: ________________

Whereas:

1. Party A is an online financial service platform company and has a good reputation, an excellent team, substantial financial strength, an efficient high-quality service level and advanced operation and management experiences;

2. Party B is a fitness equipment distribution company that is registered legally in and obtains the agent qualification of lots of high-end fitness equipment and has a good reputation and professional ability;

3. Party A’s “Huiyingjinfu” (hyjf.com) project is a new internet financial intermediary service platform and has a good development prospect;

4. Party B voluntarily uses its resources to cooperate with Party A in the financial service industry on “Huiyingjinfu”;

5. Party B knows and completely accepts and observes the relevant service agreements of “Huiyingjinfu” platform (visit www.hyjf.com for detailed contents, as appendixes hereto), and abides by the following cooperation service modules agreed herein;

6. On the principle of equality, free will, good faith and mutual beneficiality and in compliance with the laws and regulations as well as relevant regulation systems, Party A and Party B actively explore and use the internet technology to engage in the supply chain financial investment and financing services hereunder.

Through the full consultation between Party A and Party B, both parties have reached the following agreement:

I. About the cooperation module

1. Party A, as the intermediary party, has the following main responsiblity:

(1) Examine Party B’s qualification and operation conditions regularly and irregularly, examine the order financing application and relevant materials submitted by Party B, and supervise Party B’s account and activities of the funds;

(2) Publish the information of examined financing project of Party B, review the authenticity of verification information, and ensure the security of customer information;

(3) Provide financial consultation and other consulting-related value-adding services and promote Party B to complete the order financing via “Huiyingjinfu”;

(4) Coordinate and manage the cooperation among participators of “Huiyingjinfu” online financial service platform; maintain the normal operation of the “Huiyingjinfu” online financial service platform;

(5) Delegate a third party to manage the fund account;

(6) Assist the investor (transferee of creditor’s rights of the platform) or the trustee bank to exercise the rights agreed herein;

(7) Other services related to “Huiyingjinfu”.

2. Party B, as the financing party, has the following main responsibilities:

(1) File the financing application for the real business generated based on its own order to the platform;

(2) Open an account in a third-party fund custody platform designated by Party A, carry out the capital operation in the account and cooperate with Party A in the supervision of the account fund trend;

(3) Ensure the authenticity, validity and legality of the financing application provided to Party A;

(4) Cooperate with Party A in the examination of qualification and operation condition and provide the relevant certificates and documents according to Party A’s requirements;

(5) Promise to repay the principal and interest of the financing in full at the financing maturity;

(6) If Party B has foreseen or shall foresee that it is unable to repay the principal and interest of the financing at the financing maturity, Party B must inform Party A immediately;

(7) Party B’s legal person or shareholder shall bear the unlimited joint and several liability of its financing, and if Party B cannot afford to repay, Party B’s legal person or shareholder shall pay it off to Party A by using total assets and property rights and interests (including but not limited to the salary, labor remuneration, remuneration, loyalities, interest, dividend, stock right, bonus, lease of property, cash obtained by transfer of property, material objects and valuable papers);

(8) Other contents related to Party B’s order financing application.

3. Term of cooperation

(1) Party A and Party B confirm that the term of cooperation is one year from the date when the Agreement comes into force.

(2) In case Party A and Party B do not confirm the continuous cooperation in writing after the Agreement expires, the Agreement shall be automatically invalid. In case of needing continuous cooperation, Party A and Party B shall sign the written agreement separately.

(3) The termination of the Agreement does not affect the validity of specific business contract confirmed hereunder between Party A and Party B.

4.Clause of cash deposit

(1) To guarantee the interest of Party A and Party A’s platform investor, Party B shall pay the cash deposit to Party A at a rate of 10% of the amount of each financing project, of which, 3% is deposited into Party A’s venture deposit account opened at China Construction Bank, 7% is deposited into the escrow account to provide the guarantee for financing project by pledge over cash.

(2) The scope of guarantee covers the investment principal, earnings, interest, liquidated damages, expenses, expenses of credit realization and others that Party B shall pay to Party A and Party A’s platform investor.

(3) Party B shall pay the cash deposit into Party A’s designated account before the subject matter of each financing project is published on Party A’s platform (account name: ______ opening bank: ______ account No: ______)

(4) In case that Party B repays and pays all payables and expenses as agreed before the expiration of financing maturity, Party A shall refund the venture deposit of the financing project to Party B (free of interest).

(5) In case that Party B fails to repay and pay the investment principal, earnings, liquidated damage and expenses within the agreed period, Party A shall have the right to directly take out the corresponding cash deposit of Party B to pay.

(6) In case that Party B fails to fulfill the repayment of any single financing project, Party A shall have the right to take out the deposits of all financing projects published by Party B on the platform to pay the principal payable of single financing project, earnings, liquidated damage, expenses and others.

(7) After the corresponding cash deposit of Party B is used to pay, for the unpaid payments and expenses of Party A and Party A’s platform investor, Party B shall still have the repayment obligation.

(8) After Party A takes out the cash deposit of Party B to pay as agreed, Party B shall complement the cash deposit and before this, Party A shall have the right to stop fulfilling the cooperation contract and not to publish the subject matter of Party B’s financing project.

II. Thebasic requirements for financing application

1. The financing application mentioned herein shall meet the following conditions:

(1) The order financing demand generated because of Party B’s normal operation according to relevant provisions;

(2) Strict examination has been carried out according to internal risk management system and standard;

(3) The amount of each single financing application and accumulative total financing shall not exceed the line of credit;

(4) The financing is only used for the general and legal operation, the financing maturity is not more than 6 months, and the mode of repayment is repayment of principal and interest at maturity;

III. Commitment and special agreement

1. Party B promises that the information provided to Party A in the period of cooperation is true and valid and it voluntarily bears the liability to guarantee the authenticity and the liability of compensation for the losses caused to Party A or the platform investor (transferee of creditor’s rights) because of mistake.

2. Party A and Party B confirm that the electronic signature or confirmation used on the “Huiyingjinfu” online financial service platform is deemed as the declaration of true intention, generates the same legal force as that of written confirmation, and both parties will fully fulfill the obligations and rights set forth in the electronic contract or legal document.

IV. Risk disposal system

1. Party B must carry out the self-examination of the financing application provided to Party A in strict accordance with internal risk management system and operation procedure;

2. To ensure the financing security, Party A shall have the right to carry out the due diligence investigation of Party B’s financing application project or delegate a thirdparty organization to examine it;

3. To ensure the financing security, Party A shall supervise the warehousing and ex-warehousing of each batch of goods of Party B well and Party B shall bear all expenses (including but not limited to warehouse rental fee, transportation fee of goods, storage fee and others) incurred during such period;

4. In case that Party B fails to repay as agreed or has other events of default at the expiration of financing project, Party A shall have the right to require Party B to fulfill the rerepayment obligation and compensate for economic losses (including but not limited to fund loss) according to the entrustment or authorization of the platform investor (transferee of creditor’s rights) and Party B shall bear all expenses incurred, such as the counsel fee, travel expense, valuation fee, auction fee and court cost.

V. Charge of service fee

1. Party A provides the financing consultation and intermediate service and charges Party B intermediary service fee and account management fee according to the financing maturity of the project;

The fee schedule is as follows: charge 1.5% each time in case of the financing maturity of less than a month (included); charge 2% each time in case of the financing maturity of more than 2 months and less than 3 months (3 months included); charge 2.2% each time in case of the financing maturity of more than 4 months and less than 5 months (5 months included); charge 3% each time in case of the financing maturity of 6 months (included); charge the account management fee at 0.3% each month.

2. Party A charges the intermediary service fee one time when the financing of the financing project is completed on the platform and the account management fee one time when Party B makes the repayment.

3. The service fees above can be transferred by the third-party payment agency from the fund in the financier’s account to Party A.

VI. Information protection and use

1. Party A and Party B shall keep secret customer information obtained during the cooperation period and not use or disclose it arbitrarily without customer’s consent;

2. Party A can reasonably use and publish Party B’s information with the scope of relevant service agreement after Party B’s consent;

3. Without Party A’s permission, Party B shall neither illegally use the information acquired in Party A’s “Huiyingjinfu” internet financial service platform nor set up similar platform and system.

VII. Responsibility of default

1. Party A and Party B shall strictly observe the Agreement and appendixes hereto and bear the responsibility of default in case of a default.

2. In case that Party A provides the false information and violates the contract, causing the avoidance of loan contract of financing project, Party B shall compensate the platform investor (transferee of creditor’s rights) and Party A for losses, and besides, pay the liquidated damage at 30% of total amount of the loan to Party A.

3. In case that Party B fails to fulfill the cautious examination obligation of the submitted financing project, causing losses to the platform investor (transferee of creditor’s rights) or Party A, Party B shall compensate for the loss and pay the liquidated damage at 10% of the amount of the loan of the project to Party A. In case that Party B has such default twice, Party A shall have the right to terminate the Agreement unilaterally.

4. In case that either party violates the confidentiality agreement, the default party shall pay the liquidated damage of RMB X0,000 to the observant party and compensate for the loss if the amount of loss is more than the amount of liquidated damage. Meanwhile, the observant party shall have the right to terminate the Agreement.

5. In case that Party B has other defaults, causing the loss to Party A, Party B shall compensate for the loss and meanwhile pay the liquidated damage of RMB X0,000.

6. In case that Party A has a default, causing the loss to Party B, Party A shall compensate for the loss and meanwhile pay the liquidated damage of RMB X0,000.

7. The losses referred to herein include but are not limited to the service fee of credit’s right project, principal and interest, liquidated damages and counsel fees, travel expenses, valuation fees, auction fees and court cost incurred arising from advocating rights.

VIII. Termination of agreement

1. Party A and Party B can terminate the Agreement through consultation and consensus, or unless otherwise agreed herein, either party shall not terminate the Agreement unilaterally. In case of unauthorized termination of the Agreement, the default party shall pay the liquidated damage of RMB X0,000 to the observant party.

2. In case that Party B loses the operation qualification, including but not limited to cancellation, revocation, bankruptcy and dissolution of company, the Agreement is automatically terminated, and Party B’s shareholder or relevant obligee handles the aftermath through consultation with Party A.

3. If the Agreement cannot be performed continuously because of national policy, the Agreement can be terminated in advance, and Party A and Party B shall handle the aftermath through consultation.

4. In case of termination of the Agreement, for the project that has been signed and comes into force but is not completed during the period of performance of the Agreement, Party B shall continue to perform it and the agreements on default and risk disposal system hereof shall be still applicable.

IX. Miscellaneous

1. Party A and Party B confirm that their addresses for service and contact persons are as follows:

Party A: Huizhong Business Consultant (Beijing) Co., Ltd. (“Huizhong Business” for short)

Address:

Contact person:

Tel.:

E-mail:

Party B: China Ruidong Sports Technology Development Limited (“China Ruidong” for short)

Address:

Contact person:

Tel.:

E-mail:

Both parties promise that when the domicile, mail address and others change, such party shall inform the other party in written timely, or otherwise, the relevant document is delivered to above addresses and even though it is rejected or returned, it is still deemed as delivery.

2. For any dispute caused because of performance of the Agreement, Party A and Party B shall try to settle it through negotiation; where no settlement has been reached by negotiation, both parties agree to file it to the people’s court of the place where Party A is located for judgment.

3. For matters not covered herein, both parties shall sign the supplementary agreement through separate negotiation.

4. The Agreement shall be in duplicate and come into force upon the data of signature and seal by Party A and Party B, and each party holds one copy respectively, which has the same legal effect.

Party A: Huizhong Business Consultant (Beijing) Co., Ltd. (sealed)

Legal representative or authorized principal: (signature) Liu Bodang (sealed)

March 30, 2016

Party B: China Ruidong Sports Technology Development Limited

Legal representative or authorized principal: (signature):

March 30, 2016